UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 19, 2006

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10077 South 134th Street	68138
Omaha, Nebraska
(Address of principal executive	(Zip Code)
offices)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 19, 2006, the Board of Directors of Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), approved amendments to and the restatement of the Company’s Supplemental Executive Retirement Plan (“SERP”) retroactively effective on January 1, 2006. The Company originally adopted the Supplemental Executive Retirement Plan on January 1, 2003. The SERP is a nonqualified defined benefit plan pursuant to which the Company will pay supplemental pension benefits to certain key employees upon retirement based upon the employees’ years of service and compensation. The plan is an unfunded supplemental retirement plan and is not subject to the minimum funding requirements of the Employee Retirement Income Security Act. Although the SERP is an unfunded plan, the Company is informally funding the SERP through life insurance contracts on the participants.
The Board of Directors approved several amendments to the SERP. Below is a summary of the material amendments:
1.	The “Committee” governing the SERP was redefined to be the Executive Committee of the Board of Directors rather than the Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer of the Company.

2.	Except for Dr. Lionel L. Reilly, the Company’s Chief Executive Officer and President, each participant shall receive a monthly benefit payable for life with a period of 10 years certain equal to 35% of each participant’s monthly pay. The monthly benefit shall commence on the date of retirement upon reaching the participant’s Social Security Full Retirement Age (the “Normal Retirement Date”) or date of participant’s permanent disability, death or early retirement. In the event of death, the benefit shall commence within 75 days of the date of death and be payable for 120 months. In the event of early retirement or disability, a participant shall be entitled to the monthly benefit on the same terms above, except that the participant’s monthly pay will be multiplied by a fraction, the numerator of which shall be the actual years of service with the Company and the denominator of which shall be the number of years of service that the participant would have completed had he or she remained in continuous employment through the participant’s Normal Retirement Date.

3.	Dr. Reilly shall receive a monthly benefit payable for life with a period of 15 years certain equal to 60% of his monthly pay commencing on the date of retirement upon reaching the Normal Retirement Date or date of permanent disability, death or early retirement. In the event of death, the benefit shall commence within 75 days of the date of death and be payable for 180 months. In the event of early retirement or disability, Dr. Reilly shall be entitled to a monthly benefit on the same terms above, except that his monthly pay will be multiplied by a fraction, the numerator of which shall be the actual years of service with the Company and the denominator of which shall be the number of years of service that the participant would have completed had he remained in continuous employment through the his Normal Retirement Date.

4.	Each participant may defer his or her retirement until after the Normal Retirement Date, and if such participant does so, then the term certain shall be reduced by the number of years which the participant works after the Normal Retirement Date.

The foregoing description of the amended and restated Supplemental Executive Retirement Plan is qualified in its entirety by reference to the complete terms and conditions of the plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Supplemental Executive Retirement Plan effective January 1, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: October 25, 2006	By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly, President and
Chief Executive Officer

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